UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2012

The Men’s Wearhouse, Inc.

(Exact name of registrant as specified in its charter)

Texas	1-16097	74-1790172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6380 Rogerdale Road Houston, Texas	77072
(Address of principal executive offices)	(Zip Code)

281-776-7000

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2012, Neill P. Davis, Executive Vice President and Chief Financial Officer of The Men’s Wearhouse, Inc. (the “Company”), notified the Company that he intends to leave on August 2, 2012 to accept the position of President with Francesca’s Holdings Corporation, a women’s specialty retailer where he has served as a director for the past five years.

Effective as of July 30, 2012, Diana Wilson, who is an Executive Vice President of the Company and has been the Company’s Chief Accounting Officer for the past nine years, will succeed Mr. Davis as Interim Chief Financial Officer.  She will work closely in the area of investor relations with David Edwab, the Company’s Vice Chairman and previous CFO of the Company from 1991 to 1999.

Ms. Wilson, age 64, has served as the Company’s Chief Accounting Officer since March 2003. She joined the Company in March 1999 as Corporate Controller, following 27 years in public accounting, and has most recently been closely involved with the Company’s UK corporate apparel operations since the acquisition of Dimensions and Alexandra in August 2010.  Ms. Wilson is a graduate of Rice University and a CPA.

Additionally, effective as of July 30, 2012, Kelly Dilts, Vice President - Finance and Accounting of the Company since April 2007, will become the Chief Accounting Officer.  Ms. Dilts, age 43, joined the Company in February 1998 as Assistant Controller and has been co-leader of the Company’s financial strategies group for the past ten years.  She works closely with the Company’s merchandising, store operations, distribution and other functional groups and has been instrumental in developing the Company’s support services teams in Houston.

On July 2, 2012, the Company issued a press release announcing the matters discussed above, a copy of which is filed herewith as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibit is included in this Form 8-K:

Number	Description

99.1	Press Release of the Company dated July 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2012

THE MEN’S WEARHOUSE, INC.

	By:	/s/ Neill P. Davis
Neill P. Davis
Executive Vice President, Chief Financial Officer,
Treasurer and Principal Financial Officer

Index to Exhibits

Exhibit No.	Description

99.1	Press Release of the Company dated July 2, 2012.